UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2011
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 510, Houston, Texas 77057

(Address of principal executive offices)         (Zip Code)

(713) 706-6200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2011, Mr. William W. Geary, Jr. notified the Registrant of his intent to resign from service as a Director of the Registrant.  Mr. Geary’s resignation is effective May 27, 2011.  Mr. Geary is resigning for personal reasons.  He was Chairman of the Registrant’s Investment Committee and has been a member of the Registrant’s Audit, Compensation and Nominating/Governance Committees.  Mr. Geary has served as a Director since 2000.

A copy of Mr. Geary’s resignation letter is attached hereto as Exhibit 99.1

The Registrant issued a press release with respect to Mr. Geary’s resignation on May 27, 2011, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibits	Description

99.1	Resignation letter from William W. Geary, Jr. dated May 26, 2011

99.2	Press release dated May 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

By:		/s/ William J. Carden
	Name:	William J. Carden
	Title:	Chairman of the Board, President and Chief Executive Officer

Date:   May 27, 2011